Exhibit 1.1

UNDERWRITING AGREEMENT

by and among

FG Holdings Limited

(a British Virgin Islands exempted company)

and

D. Boral Capital LLC

as Representative of the Underwriters

and

uSmart Capital, LLC

as Co-Underwriter

[●], 2026

D. Boral Capital LLC

590 Madison Avenue, 39th Floor

New York, New York 10022

As the Representative of the several Underwriters

named on Schedule A hereto

Ladies and Gentlemen:

The undersigned, FG Holdings Limited, a British Virgin Islands exempted company (the “Company”), hereby confirms its agreement (this “Agreement”) with D. Boral Capital LLC (“D. Boral Capital”), acting as the representative (hereinafter referred to as the “Representative”), and the several underwriters named on Schedule A hereto (collectively the “Underwriters,” and each, an “Underwriter”) to issue and sell to the Underwriters the class A ordinary shares, no par value of the Company (“Class A Ordinary Shares”) in connection with the offering and sale of the Class A Ordinary Shares by the Company (the “Offering”). D. Boral Capital is acting as the lead underwriter and uSmart Capital, LLC (“uSmart”) has agreed to act as the co-underwriter (the “Co-Underwriter”) in the Offering. The Representative and the Co-Underwriter are collectively called the “Underwriters” or, individually, an “Underwriter.”

1. Firm Shares; Additional Shares.

(a) Purchase of Firm Shares. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Underwriters an aggregate of 3,750,000 Class A Ordinary Shares (the “Firm Shares”) and each Underwriter agrees to purchase, severally and not jointly, at the Closing (as defined herein), an aggregate of the Firm Shares from the Company the number of Firm Shares set forth opposite its name on Schedule A attached hereto and made a part hereof at a purchase price of $4.00 per Firm Share (93% of the per Firm Share public offering price) (the “Purchase Price”). The Firm Shares are to be offered initially to the public at the offering price set forth on the cover page of the Prospectus (as defined herein).

(b) Delivery of and Payment for Firm Shares. Delivery of and payment for the Firm Shares shall be made at 10:00 A.M., Eastern time, on the first (1st) Business Day (as defined herein) following the initial listing on the Nasdaq Capital Market (“Nasdaq”), or at such time as shall be agreed upon by the Underwriters and the Company, at the offices of Hunter Taubman Fischer & Li LLC (the “Underwriters’ Counsel”) or at such other place as shall be agreed upon by the Underwriters and the Company. The hour and date of delivery of and payment for the Firm Shares following the effectiveness of the Registration Statement is called the “Closing Date,” which should be within two (2) Business Days from the initial trading day of the Class A Ordinary Shares of the Company. The closing of the payment of the purchase price for, and delivery of, the Firm Shares following the effectiveness of the Registration Statement, is referred to herein as the “Closing.” Payment for the Firm Shares shall be made on the Closing Date by wire transfer in federal (same day) funds upon delivery to the Underwriters of the Firm Shares through the full fast transfer facilities of the Depository Trust Company (the “DTC”) for the account of the Underwriters. The Firm Shares shall be registered in such names and in such denominations as the Underwriters may request in writing at least one (1) Business Day prior to the Closing Date. The Company shall not be obligated to sell or deliver the Firm Shares except upon tender of payment by the Underwriters for all the Firm Shares following the effectiveness of the Registration Statement.

(c) Additional Class A Ordinary Shares. The Company hereby grants to the Underwriters an option (the “Over-allotment Option”) to purchase up to an additional 375,000 Class A Ordinary Shares (the “Additional Shares”), representing ten percent (10%) of the Firm Shares sold in the Offering, in each case only for the purpose of covering over-allotments of such securities, if any.

(d) Exercise of Over-allotment Option. The Over-allotment Option granted pursuant to Section 1(c) hereof may be exercised in whole or in part at any time within 45 days after the Closing Date. The purchase price to be paid per Additional Share shall be equal to the price per Firm Share in Section 1(a). The Underwriters shall not be under any obligation to purchase any Additional Shares prior to the exercise of the Over-allotment Option. The Over-allotment Option granted hereby may be exercised upon written notice given at least two (2) full business days prior to the exercise to the Company from the Underwriters setting forth the aggregate number of Additional Shares to be purchased by the Underwriters and the date and time for delivery of and payment for the Additional Shares (the “Option Closing Date”), and such Option Closing Date shall not be later than five (5) full Business Days after the date of such written notice to purchase Additional Shares is given or such other time as shall be agreed upon by the Company and the Underwriters, at the offices of Underwriters’ Counsel or at such other place (including remotely by facsimile or other electronic transmission) as shall be agreed upon by the Company and the Underwriters. If such delivery and payment for the Additional Shares does not occur on the Closing Date, the Option Closing Date will be as set forth in the written notice. Upon exercise of the Over-allotment Option with respect to all or any portion of the Additional Shares, subject to the terms and conditions set forth herein, (i) the Company shall become obligated to sell to the Underwriters the number of Additional Shares specified in such notice and (ii) the Underwriters, acting severally and not jointly, shall purchase from the Company that portion of the total number of Additional Shares then being purchased with the number of Firm Shares set forth in Schedule A opposite the name of such Underwriter bears to the total number of Firm Shares, subject, in each case, to such adjustment as the Representative, in its sole discretion, shall determine. The Underwriters may rescind any exercise of the Over-allotment Option at any time prior to the applicable Option Closing Date by giving written notice of such cancellation to the Company.

(e) Delivery and Payment of Additional Shares. Payment for the Additional Shares shall be made on the Option Closing Date by wire transfer in federal (same day) funds, upon delivery to the Underwriters of certificates (in form and substance satisfactory to the Underwriters) of the Additional Shares (or through the facilities of DTC) for the account of the Underwriters. The Additional Shares shall be registered in such name or names and in such authorized denominations as the Underwriters may request in writing at least two full Business Days prior to the Option Closing Date. The Company shall not be obligated to sell or deliver the Additional Shares except upon tender of payment by the Underwriters for the applicable Additional Shares. The Option Closing Date may be simultaneous with, but not earlier than, the Closing Date; and in the event that such time and date are simultaneous with the Closing Date, the term “Closing Date” shall refer to the time and date of delivery of the Firm Shares and Additional Shares.

(f) Effectiveness of this Agreement. This Agreement shall not become effective until the later of (i) the execution of this Agreement by the parties hereto and (ii) notification (including by way of oral notification from the reviewer at the Commission) by the Commission to the Company of the effectiveness of the Registration Statement under the Securities Act.

The Firm Shares and the Additional Shares are hereinafter referred to collectively as the “Securities.”

2. Representations and Warranties of the Company. The Company represents and warrants to the Underwriters as of the Applicable Time (as defined below) and as of the Closing Date and as of the Option Closing Date, if any, as follows:

(a) Filing of Registration Statement.

(i) Pursuant to the Securities Act.

(1) The Company has filed with the United States Securities and Exchange Commission (the “Commission”) a registration statement and an amendment or amendments thereto, on Form F-1 (File No. 333- 283297), including any related prospectus or prospectuses, for the registration of the Securities under the Securities Act of 1933, as amended (the “Securities Act”), which registration statement and amendment or amendments have been prepared by the Company and conform, in all material respects, with the requirements of the Act and the rules and regulations of the Commission under the Act (the “Regulations”). Except as the context may otherwise require, such registration statement on file with the Commission at the time the registration statement becomes effective (including the prospectus, financial statements, schedules, exhibits and all other documents filed as a part thereof or incorporated therein and all information deemed to be a part thereof as of the effective date of the Registration Statement (“Effective Date”) pursuant to paragraph (b) of Rule 430A of the Regulations), is referred to herein as the “Registration Statement”. The Registration Statement has been declared effective by the Commission on or prior to the date hereof.

(2) The final prospectus in the form first furnished to the Underwriters for use in the Offering, is hereinafter called the “Prospectus.”

“Applicable Time” means [●] p.m., Eastern time, on the date of this Agreement or such other time as agreed to by the Company and the Underwriters.

“Company’s knowledge” means the actual knowledge of the executive officers of the Company after due inquiry at the Applicable Time.

(ii) Registration under the Exchange Act. The Securities are registered pursuant to Section 12(b) of the Securities Exchange Act of 1934 (the “Exchange Act”), and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Securities under the Exchange Act, nor has the Company received any notification that the Commission is contemplating terminating such registration except as described in the Registration Statement, and the Prospectus.

(iii) Listing on Nasdaq. The Shares have been approved for listing on Nasdaq, and the Company has taken no action designed to, or likely to have the effect of, terminating the listing of the Securities on Nasdaq, nor has the Company received any notification that Nasdaq is contemplating revoking or withdrawing approval for listing of the Securities.

(b) No Stop Orders, etc. Neither the Commission nor, to the Company’s knowledge, any state regulatory authority has issued any order preventing or suspending the use of any preliminary prospectus (“Preliminary Prospectus”), the Prospectus, or the Registration Statement, or has instituted or, to the Company’s knowledge, threatened to institute any proceedings with respect to such an order. The Company has complied with each request (if any) from the Commission for additional information.

Each Preliminary Prospectus and the Prospectus when filed complied or will comply in all material respects with the Securities Act and, if filed by electronic transmission pursuant to the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system (except as may be permitted by Regulation S-T under the Securities Act), was identical in content to the copy thereof delivered to the Underwriters for use in connection with the Offering, other than with respect to any artwork and graphics that were not filed. Each of the Registration Statement, any Rule 462(b) Registration Statement, and any post-effective amendment to either the Registration Statement or the Rule 462(b) Registration Statement, at the time it became effective and at all subsequent times until the expiration of the prospectus delivery period required under Section 4(3) of the Securities Act, complied and will comply in all material respects with the Securities Act and the Securities Act Regulations and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as amended or supplemented, as of its date and at all subsequent times until the Underwriters have completed the Offering, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement or any Rule 462(b) Registration Statement, or any post-effective amendment to either the Registration Statement or the Rule 462(b) Registration Statement, or in the Preliminary Prospectus or the Prospectus, or any amendment or supplement thereto, made in reliance upon and in conformity with information relating to the Underwriters furnished to the Company in writing expressly for use therein, it being understood and agreed that the only such information furnished on behalf of any of the Underwriters consists of (i) the name of the Underwriters contained on the cover page of the Registration Statement, Preliminary Prospectus and Prospectus, (ii) the table listing the names of the Underwriters and the allocation of shares between the Underwriters in the “Underwriting” section in the Prospectus, and (iii) the sub-sections titled “Electronic Offer, Sale, and Distribution of Class A Ordinary Shares” and “Price Stabilization, Short Positions and Penalty Bids” in each case under the caption “Underwriting” in the Prospectus (the “Underwriters Information”). There are no contracts or other documents required to be described in the Preliminary Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement that have not been fairly and accurately described in all material respects or filed as required.

(c) Disclosures in Registration Statement

(i) 10b-5 Representation.

(1) The Registration Statement and any post-effective amendment thereto, at the time it became effective, complied in all material respects with the requirements of the Act and the Regulations.

(2) The Registration Statement, when it became effective, and any amendment or supplement thereto, did not contain and, at the Closing Date, will not contain, any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and the Prospectus when filed with the Commission does not contain and, at the Closing Date, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The representation and warranty made in this Section 2(c)(i)(2) does not apply to statements made or statements omitted in reliance upon and in conformity with written information with respect to the Underwriters furnished to the Company by the Underwriters expressly for use in the Registration Statement, or Prospectus or any amendment thereof or supplement thereto. The parties acknowledge and agree that such information provided by or on behalf of the Underwriters consists solely of the disclosure contained in the “Underwriting” section of the Prospectus (collectively, the “Underwriters’ Information”).

(3) The General Disclosure Package (as defined below in Section 4(b)), when taken together as a whole with the Prospectus (collectively, the “Disclosure Materials”), does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Materials based upon and in conformity with the Underwriters’ Information.

(ii) Prior Securities Transactions. No securities of the Company have been sold by the Company or by or on behalf of, or for the benefit of, any person or persons controlling, controlled by, or under common control with the Company, except as disclosed in the Registration Statement, and the Prospectus.

(d) Changes After Dates in Registration Statement.

(i) No Material Adverse Change. Since the end of the period covered by the latest audited financial statements included in the Registration Statement, and the Prospectus, and except as otherwise specifically stated therein: (i) to the knowledge of the Company, there have been no events that have occurred that would have a Material Adverse Effect (as defined below in Section 2(k)); and (ii) there have been no material transactions entered into by the Company not in the ordinary course of business, other than as contemplated pursuant to this Agreement; and (iii) no officer (as defined in Rule 16a-1(f) of the Exchange Act) or director of the Company has resigned from any position with the Company.

(ii) Recent Securities Transactions, etc. Since the end of the period covered by the latest audited financial statements included in the Registration Statement, and the Prospectus, and except as may otherwise be indicated or contemplated herein or disclosed in the Registration Statement, and the Prospectus, the Company has not, other than with respect to options to purchase Class A Ordinary Shares at an exercise price equal to the then fair market price of the Class A Ordinary Shares, as determined by the Company’s board of directors (the “Board of Directors”), from time to time, granted to employees, consultants or service providers: (i) issued any securities or incurred any material liability or obligation, direct or contingent, for borrowed money other than in the ordinary course of business; or (ii) declared or paid any dividend or made any other distribution on or in respect to its share capital.

(e) Independent Accountants. To the best of the Company’s knowledge, WWC, P.C. (“WWC”), whose report is filed with the Commission as part of the Registration Statement are independent registered public accountants as required by the Act and the Regulations.

(f) Financial Statements, Company’s Accounting System.

(i)	The financial statements, including the notes thereto and supporting schedules included in the Registration Statement, and the Prospectus, fairly present the financial position and the results of operations of the Company at the dates and for the periods to which they apply; and such financial statements have been prepared in conformity with United States generally accepted accounting principles (“GAAP”), consistently applied throughout the periods involved, except as disclosed therein; and the supporting schedules included in the Registration Statement presents fairly the information required to be stated therein. The Registration Statement, discloses all material off-balance sheet transactions, arrangements, obligations (including contingent obligations), and other relationships of the Company with unconsolidated entities or other persons that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses. Except as disclosed in the Registration Statement, and the Prospectus, (a) neither the Company nor any of its operating subsidiaries (each, a “Subsidiary”, and together, the “Subsidiaries” each of which been identified on Schedule E hereto.), has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions other than in the ordinary course of business, (b) the Company has not declared or paid any dividends or made any distribution of any kind with respect to its share capital, (c) there has not been any change in the share capital of the Company or any of its Subsidiaries or any grants under any stock compensation plan and, (d) there has not been any Material Adverse Change (as defined herein) in the Company’s long-term or short-term debt.

(ii)	Except as otherwise disclosed in the Registration Statement, the Disclosure Package and the Prospectus, the Company maintains a system of accounting controls designed to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(iii)	Except as disclosed in the Registration Statement, in the Disclosure Package and in the Prospectus, the Company’s internal control over financial reporting is effective and neither the Company nor its Board of Directors is aware of any “significant deficiencies” or “material weaknesses” (each as defined by the Public Company Accounting Oversight Board) in its internal control over financial reporting, or any fraud, whether or not material, that involves management or other employees of the Company who have a significant role in the Company’s internal controls; and since the end of the latest audited fiscal year, there has been no change in the Company’s internal control over financial reporting (whether or not remediated) that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Board of Directors has, subject to the exceptions, cure periods and the phase-in periods specified in the applicable rules of the listing exchange (“Exchange Rules”), validly appointed an audit committee to oversee internal accounting controls whose composition satisfies the applicable requirements of the Exchange Rules and the Board of Directors and/or the audit committee has adopted a charter that satisfies the requirements of the Exchange Rules.

(g) Share Capital; Options, etc. The Company has the duly authorized, issued and outstanding share capital as set forth in the Registration Statement and the Prospectus. Based on the assumptions stated in the Registration Statement and the Prospectus, the Company will have on the Closing Date the adjusted share capital set forth therein. Except as set forth in, or contemplated by, this Agreement, the Registration Statement and the Prospectus, on the Effective Date and on the Closing Date, there will be no options, warrants, or other rights to purchase or otherwise acquire any authorized but unissued share capital of the Company or any security convertible into share capital of the Company, or any contracts or commitments to issue or sell share capital or any such options, warrants, rights or convertible securities.

(h) Valid Issuance of Securities, etc.

(i) Outstanding Securities. All issued and outstanding securities of the Company issued prior to the transactions contemplated by this Agreement have been duly authorized and validly issued and are fully paid and non-assessable; the holders thereof have no rights of rescission with respect thereto, and are not subject to personal liability by reason of being such holders; and none of such securities were issued in violation of the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company.

(ii) Securities Sold Pursuant to this Agreement. The Securities have been duly authorized for issuance and sale and, when issued and paid for, will be validly issued, fully paid and non-assessable; the Securities are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of the foregoing Securities has been duly and validly taken. The Securities conform in all material respects to all statements with respect thereto contained in the Registration Statement.

(iii) Issuance of Securities. Upon issuance of Securities, and subject to full payment thereof by the Underwriters in accordance with the terms hereof, such Securities will be duly and validly issued, and the persons in whose names the Securities are registered will be entitled to the rights specified in the Securities, and upon the sale and delivery of these Securities, and payment therefor, pursuant to this Agreement, the persons in whose names the Securities are registered will acquire good, marketable and valid title to such Securities, free and clear of all pledges, liens, security interests, charges, claims or encumbrances of any kind.

(i) Registration Rights of Third Parties. Except as set forth in the Registration Statement and the Prospectus, no holders of any securities of the Company or any rights exercisable for or convertible or exchangeable into securities of the Company have the right to require the Company to register any such securities of the Company under the Act or to include any such securities in a registration statement to be filed by the Company.

(j) Validity and Binding Effect of This Agreement. This Agreement has been duly and validly authorized by the Company, and, when executed and delivered by or on behalf of the Company, will constitute, the valid and binding obligations of the Company, enforceable in accordance with its terms, except: (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; (ii) as the enforceability of any indemnification or contribution provision may be limited under federal and state securities laws; and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefore may be brought.

(k) No Conflicts. The execution, delivery, and performance by the Company of this Agreement, the consummation by the Company of the transactions herein and therein contemplated and the compliance by the Company with the terms hereof do not and will not, with or without the giving of notice or the lapse of time or both: (i) result in a material breach of, or conflict with any of the terms and provisions of, or constitute a material default under, or result in the creation, modification, termination or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of any agreement or instrument to which the Company is a party; (ii) result in any violation of the provisions of the Company’s memorandum and articles of association (as the same may be further amended and restated from time to time, the “M&A”); or (iii) violate any existing applicable law, rule, regulation, to its best knowledge, violate any judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its properties or business as constituted as of the date hereof, except such violation or breach that would not reasonably be expected to have a material adverse effect on the assets, business, conditions, financial position, prospects or results of operations of the Company (any such change, a “Material Adverse Change” and any resulting effect a “Material Adverse Effect”).

(l) No Defaults; Violations. No default exists in the due performance and observance of any term, covenant or condition of any material license, contract, indenture, mortgage, deed of trust, note, loan or credit agreement, or any other material agreement or instrument evidencing an obligation for borrowed money, or any other material agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the properties or assets of the Company is subject, except for such defaults that would not, singly or in the aggregate, result in a Material Adverse Effect to the Company and its Subsidiaries, taken as a whole, and that are not otherwise disclosed in the Registration Statement, Prospectus, or the Disclosure Materials. The Company is not in violation of any term or provision of its M&A, or in violation in any respect of any franchise, license, permit, applicable law, rule, regulation, violate any judgment or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its properties or businesses, except for such defaults that would not, singly or in the aggregate, result in a Material Adverse Effect to the Company and its Subsidiaries, taken as a whole, and that are not otherwise disclosed in the Registration Statement, the Prospectus or the Disclosure Materials.

(m) Corporate Power; Licenses; Consents.

(i) Conduct of Business. Except as described in the Registration Statement and the Prospectus, the Company has all requisite corporate power and authority, and has all necessary authorizations, approvals, orders, licenses, certificates and permits of and from all governmental regulatory officials and bodies that it needs as of the date hereof to conduct its business purpose as described in the Prospectus, except, in each case, as would not reasonably be expected to have a Material Adverse Effect.

(ii) Transactions Contemplated Herein. The Company has all corporate power and authority to enter into this Agreement and to carry out the provisions and conditions hereof and thereof, and all consents, authorizations, approvals and orders required in connection therewith have been obtained. No consent, authorization or order of, and no filing with, any court, government agency or other body is required for the valid issuance, sale and delivery of the Securities and the consummation by the Company of the transactions and agreements contemplated by this Agreement and as contemplated by the Prospectus, except with respect to applicable federal and state securities laws and the rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and the Nasdaq.

(n) D&O Questionnaires. To the Company’s knowledge, all information contained in the questionnaires (the “Questionnaires”) completed by each of the Company’s directors and officers named in the section “Management” in the Prospectus prior to the Offering (the “Insiders”) and provided to the Underwriter is true and correct in all respects and the Company has not become aware of any information which would cause the information disclosed in the questionnaires completed by each Insider to become inaccurate and incorrect.

(o) Litigation; Governmental Proceedings. Except as disclosed in the Registration Statement and the Prospectus, there is no action, suit, proceeding, inquiry, arbitration, investigation, litigation or governmental proceeding pending or, to the Company’s knowledge, threatened against, or involving the Company or, to the Company’s knowledge, any executive officer or director that has not been disclosed in the Registration Statement and the Prospectus or in connection with the Company’s listing application for the listing of the Securities on Nasdaq.

(p) Good Standing. The Company has been duly incorporated, is validly existing and is in good standing under the laws of the British Virgin Islands as of the date hereof, and is duly qualified to do business and is in good standing in each jurisdiction in which the conduct of the Company’s business requires such qualification, except where the failure to qualify would not reasonably be expected to have a Material Adverse Effect.

(q) Transactions Affecting Disclosure to FINRA.

(i) Finder’s Fees. Except as described in the Registration Statement and the Prospectus, there are no claims, payments, arrangements, agreements or understandings relating to the payment of a finder’s, consulting or origination fee by the Company or any Insider with respect to the sale of the Securities hereunder or any other arrangements, agreements or understandings of the Company or, to the best of the Company’s knowledge, any of its shareholders that may affect the Underwriters’ compensation, as determined by FINRA.

(ii) Payments Within Twelve (12) Months. Except as described in the Registration Statement and the Prospectus, the Company has not made any direct or indirect payments (in cash, securities or otherwise) to: (i) any person, as a finder’s fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (ii) to any FINRA member; or (iii) to any person or entity that has any direct or indirect affiliation or association with any FINRA member, within the twelve months prior to the Effective Date, other than the payment to the Underwriters, as provided hereunder in connection with the Offering.

(iii) FINRA Affiliation. To the Company’s knowledge, and except as may have been previously disclosed in writing to the Underwriters, no Insider or any beneficial owner of 10% or more of the Company’s outstanding Class A Ordinary Shares has any direct or indirect affiliation or association with any FINRA member (as determined in accordance with the rules and regulations of FINRA).

(iv) Use of Proceeds. None of the net proceeds of the Offering will be paid by the Company to any participating FINRA member or its affiliates inclusive of any FINRA member or its affiliates in any country or jurisdiction outside of the United States, except as specifically authorized herein.

(v) Information. All information provided by the Company in its FINRA Questionnaire to Underwriter Counsel specifically for use by Underwriters’ Counsel in connection with its Public Offering System filings (and related disclosure) with FINRA is true, correct and complete in all material respects.

(r) Foreign Corrupt Practices Act. Neither the Company nor, to the Company’s knowledge, any of the Insiders or employees of the Company or any other person authorized to act on behalf of the Company has, directly or indirectly, knowingly given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any governmental agency or instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is, or may be in a position to help or hinder the business of the Company (or assist it in connection with any actual or proposed transaction) that might subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding.

(s) Officers’ Certificate. Any certificate signed by any duly authorized executive officer of the Company and delivered to you or to the Underwriter’s Counsel shall be deemed a representation and warranty by the Company to the Underwriter as to the matters covered thereby.

(t) Lock-Up Period.

(i) Each Insider and, in addition, each beneficial owner of the Company holding at least five percent (5%) of the outstanding Class A Ordinary Shares (or securities convertible into Class A Ordinary Shares) (together with the Insiders, the “Lock-Up Parties”), have agreed, pursuant to executed lock-up Agreements in the form attached hereto as Annex I (the “Lock-Up Agreements”), that from and after the date of this Agreement and until 180 days after the Closing Date (the “Lock-Up Period”), such persons and their affiliated parties shall not offer, pledge, sell, contract to sell, grant, lend or otherwise transfer or dispose of, directly or indirectly, any Securities or share capital of the Company, including Class A Ordinary Shares, or any securities convertible into or exercisable or exchangeable for such Securities or share capital, except for such number of Class A Ordinary Shares registered for resale under the Registration Statement, without the consent of the Underwriter, with certain exceptions. The Representative may consent to an early release from the applicable Lock-Up period if, in its opinion, the market for the Securities would not be adversely impacted by sales and in cases of financial emergency of a Lock-up Party.

(ii) The Company, on behalf of itself and any successor entity, hereby agrees that, without the prior written consent of the Underwriters, it will not, from and after the date of this Agreement and until 180 days after the Closing Date, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any share capital of the Company or any securities convertible into or exercisable or exchangeable for shares of the Company; (ii) file or cause to be filed any registration statement with the Commission relating to the offering of any shares of the Company or any securities convertible into or exercisable or exchangeable for shares of the Company or (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of share capital of the Company, whether any such transaction described in clause (i), (ii) or (iii) above is to be settled by delivery of shares of the Company or such other securities, in cash or otherwise. The restrictions contained in this Section 2(t)(ii) shall not apply to (i) the Securities to be sold hereunder, (ii) the issuance by the Company of Securities upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of, provided that the Underwriters have been advised in writing of such issuance prior to the date hereof, (iii) the issuance by the Company of option to purchase or shares of Securities, share capital or restricted shares of the Company under any stock compensation plan of the Company outstanding on the date hereof, (iv) any registration statement on Form S-8, or (v) the issuance of securities in connection with mergers, acquisitions, joint ventures, licensing arrangements or any other similar non-capital raising transactions provided such shares are not registered pursuant to a registrations statement.

(u) Subsidiaries. Exhibit 21.1 to the Registration Statement lists each Subsidiary and consolidated entity of the Company and sets forth the jurisdiction of formation of each of the Subsidiaries. The Subsidiaries are duly organized and in good standing under the laws of the place of organization or incorporation, and each such Subsidiary is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of business requires such qualification, except where the failure to qualify would not reasonably be expected to have a Material Adverse Effect. The Company’s ownership and control of each Subsidiary and each Subsidiary’s ownership and control of other Subsidiaries, is as described in the Registration Statement, the Disclosure Materials and the Prospectus. The Company does not own or control, directly or indirectly, any corporation, association or entity, except as disclosed in the Registration Statement and the Prospectus. Each of the Company and its Subsidiaries has full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Materials and the Prospectus, and is duly qualified to do business under the laws of each jurisdiction which requires such qualification.

(v) Related Party Transactions. Except as disclosed in the Registration Statement and the Prospectus, there are no business relationships or related party transactions involving the Company or any other person required to be described in the Prospectus that have not been described as required.

(w) Board of Directors. The Board of Directors of the Company is comprised of the persons set forth under the heading of the Prospectus captioned “Management.” The qualifications of the persons serving as board members and the overall composition of the board comply with the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder applicable to the Company and the rules of Nasdaq. At least one member of the Board of Directors of the Company qualifies as an “audit committee financial expert”, as such term is defined under the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder and the rules of Nasdaq. In addition, at least a majority of the persons serving on the Board of Directors qualify as “independent” as defined under the rules of Nasdaq.

(x) Sarbanes-Oxley Compliance. Except as described in the Registration Statement, the Disclosure Materials, and the Prospectus, the Company will be, on the Effective Date, in material compliance with the provisions of the Sarbanes-Oxley Act of 2002 applicable to it and has implemented or will implement such programs and taken reasonable steps to ensure the Company’s future compliance (not later than the relevant statutory and regulatory deadlines therefor) with all the material provisions of the Sarbanes-Oxley Act of 2002.

(y) No Investment Company Status. The Company is not and, after giving effect to the Offering and sale of the Securities and the application of the net proceeds thereof as described in the Registration Statement and the Prospectus, will not be, an “investment company” as defined in the Investment Company Act of 1940, as amended.

(z) No Material Labor Disputes. No labor dispute with the employees of the Company or any of its Subsidiaries exists or, to the Company’s knowledge, is imminent, which would result in a Material Adverse Effect.

(aa) Intellectual Property. Except as described in the Registration Statement and the Prospectus, the Company and each of its Subsidiaries owns or possesses or has valid rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets and similar rights (“Intellectual Property”) necessary for the conduct of the business of the Company and its Subsidiaries as currently carried on and as described in the Registration Statement and the Prospectus, except for such Intellectual Property, the failure of which to own or possess, as the case may be, would not reasonably be expected to result in a Material Adverse Effect. To the Company’s knowledge, no action or use by the Company or any of its Subsidiaries will involve or give rise to any infringement of, or material license or similar fees for, any Intellectual Property of others, that would reasonably be expected to have a Material Adverse Effect on the Company and the Subsidiaries, taken as a whole, except as disclosed in the Registration Statement or the Prospectus. Neither the Company nor any of its Subsidiaries has received any notice alleging any such infringement or fee, except such infringement or fee that would not reasonably be expected to have a Material Adverse Effect on the Company or the Subsidiaries, taken as a whole.

(bb) Taxes. Each of the Company and its Subsidiaries has filed all returns (as hereinafter defined) required to be filed with taxing authorities prior to the date hereof or has duly obtained extensions of time for the filing thereof. Each of the Company and its Subsidiaries has paid all taxes (as hereinafter defined) shown as due on such returns that were filed and has paid all material taxes imposed on or assessed against the Company or such subsidiary. The provisions for taxes payable, if any, shown on the financial statements filed with or as part of the Registration Statement are sufficient for all accrued and unpaid taxes, whether or not disputed, for all periods to and including the dates of such consolidated financial statements. Except as disclosed in writing to the Underwriters and to the knowledge of the Company, (i) no material issues have been raised (and are currently pending) by any taxing authority in connection with any of the returns or taxes asserted as due from the Company or its Subsidiaries, and (ii) no waivers of statutes of limitation with respect to the returns or collection of taxes have been given by or requested from the Company or its Subsidiaries. The term “taxes” mean all federal, state, local, foreign, and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments, or charges of any kind whatever, together with any interest and any penalties, additions to tax, or additional amounts with respect thereto. The term “returns” means all returns, declarations, reports, statements, and other documents required to be filed with relevant taxing authorities in respect to taxes.

(cc) Data. The statistical, industry-related and market-related data included in the Registration Statement and the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate, and such data agree with the sources from which they are derived. The Company has obtained written consent required for the inclusion of such statistical, industry-related and market-related data in each of the Registration Statement and the Prospectus from such sources to the extent necessary.

(dd) Audit Committee. The Company’s Board of Directors has validly appointed an audit committee whose composition satisfies the requirements of the rules and regulations of Nasdaq and the Board of Directors and/or audit committee has adopted a charter that satisfies the requirements of the rules and regulations of Nasdaq. Except as disclosed in the Registration Statement and the Prospectus, neither the Board of Directors nor the audit committee has been informed, nor is any director of the Company aware, of any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information.

(ee) No Integration. Neither the Company nor any of the Subsidiaries has, prior to the date hereof, made any offer or sale of any securities which are required to be “integrated” pursuant to the Act or the Regulations with the offer and sale of the Underwriters pursuant to the Registration Statement. Except as disclosed in the Registration Statement, neither the Company nor any of the Subsidiaries has sold or issued any Class A Ordinary Shares or any securities convertible into, exercisable or exchangeable for Class A Ordinary Shares, or other equity securities, or any rights to acquire any Class A Ordinary Shares or other equity securities of the Company, during the six-month period preceding the date of the Prospectus, including but not limited to any sales pursuant to Rule 144A or Regulation D or S under the Act, other than Class A Ordinary Shares issued pursuant to employee benefit plans, qualified stock option plans or the employee compensation plans or pursuant to outstanding options, rights or warrants as described in the Registration Statement.

(ff) Dividends and Distributions. Except as disclosed in the Registration Statement and Disclosure Materials, no Subsidiary of the Company is currently prohibited or restricted, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company. Except as disclosed in the Registration Statement and the Disclosure Materials, all dividends and other distributions declared and payable on the Class A Ordinary Shares may, under the current laws of the British Virgin Islands, be paid to the holders of Securities in United States dollars and may be converted into foreign currency that may be transferred out of the British Virgin Islands in accordance with, and all such dividends and other distributions made to holders thereof or therein who are non-residents of the British Virgin Islands, will not be subject to income, withholding or other taxes under the laws of the British Virgin Islands and may be paid without obtaining any approval or license from or making any filing with any governmental authority in the British Virgin Islands.

(gg) Money Laundering. The operations of the Company, its Subsidiaries are and have been conducted at all times in all material respects in compliance with applicable financial recordkeeping and reporting requirements of money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, any of its Subsidiaries.

(hh) Office of Foreign Assets Control. None of the Company, any of its Subsidiaries, or, to the Company’s knowledge, any director, officer, or employee of the Company, any of its Subsidiaries has conducted or entered into a contract to conduct any transaction with the governments or any subdivision thereof, residents of, or any entity based or resident in the countries that are currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); none of the Company, any of its Subsidiaries is currently subject to any U.S. sanctions administered by OFAC (including but not limited to the designation as a “specially designated national or blocked person” thereunder), the United Nations Security Council, or the European Union, or is located, organized or resident in a country or territory that is the subject of OFAC-administered sanctions, including, without limitation, Burma/Myanmar, Cuba, Russia, Iran, North Korea, Sudan and Syria; and the Company will not knowingly directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(ii) No Immunity. None of the Company, its Subsidiaries, or any of its or their properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of the British Virgin Islands, Hong Kong, New York or United States federal law; and, to the extent that the Company, its Subsidiaries, or any of their respective properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, each of the Company and its Subsidiaries waives or will waive such right to the extent permitted by law and has consented to such relief and enforcement under New York law as provided under this Agreement.

(jj) Not a PFIC. Except as disclosed in the Disclosure Materials, Registration Statement and Prospectus, the Company does not expect that it will be treated as a Passive Foreign Investment Company (“PFIC”) within the meaning of Section 1297 of the United States Internal Revenue Code of 1986, as amended, for its current taxable year. The Company has no plan or intention to operate in such a manner that would reasonably be expected to result in the Company becoming a PFIC in future taxable years.

(kk) Foreign Private Issuer Status. The Company is a “foreign private issuer” within the meaning of Rule 405 under the Act.

(ll) Choice of Law. Except as disclosed in the Disclosure Materials, Registration Statement and the Prospectus, the choice of law provision set forth in this Agreement constitutes a legal and valid choice of law under the laws of the British Virgin Islands, and Hong Kong will be upheld by the courts in the British Virgin Islands, and Hong Kong, subject to compliance with relevant civil procedural requirements (that do not involve a re-examination of the merits of the claim) in the British Virgin Islands, and Hong Kong. The Company has the power to submit, and pursuant to Section 14 of this Agreement, has legally, validly, effectively and submitted, to the personal jurisdiction of each of the New York Courts, and the Company has the power to designate, appoint and authorize, and pursuant to Section 14 of this Agreement, has legally, validly, effectively and irrevocably designated, appointed an authorized agent for service of process in any action arising out of or relating to this Agreement or the Securities in any New York Court, and service of process effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company as provided in Section 14 of this Agreement.

(mm) Enforcement of Judgments. Any final monetary judgment for a fixed sum obtained against the Company in a New York Court in respect of this Agreement would be treated by the courts of the British Virgin Islands as a cause of action in itself and sued upon as a debt at common law so that no retrial of the issues would be necessary; provided that (A) the New York Court had jurisdiction in the matter and the Company either submitted to such jurisdiction or was resident or carrying on business within such jurisdiction and was duly served with process; (B) the judgment given by the New York Court was not in respect of penalties, fines, taxes or similar fiscal or revenue obligations; (C) in obtaining judgment there was no fraud on the part of the person in whose favour judgment was given or on the part of the New York Court; (D) recognition or enforcement in the British Virgin Islands would not be contrary to public policy; and (E) the proceedings pursuant to which judgment was obtained were not contrary to the principles of natural justice.

(nn) MD&A. The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Preliminary Prospectus included in the Disclosure Materials and the Prospectus accurately and fully describes in all material respects (A) accounting policies that the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and that require management’s most difficult, subjective or complex judgments (“Critical Accounting Policies”); (B) judgments and uncertainties affecting the application of the Critical Accounting Policies; and (C) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof; and the Company’s management have reviewed and agreed with the selection, application and disclosure of the Critical Accounting Policies as described in the Disclosure Materials and the Prospectus and have consulted with its independent accountants with regard to such disclosure.

(oo) Organization; Property. (i) The Subsidiaries have been duly organized and are validly existing as companies under the applicable laws of Hong Kong. 100% of the equity interests of the Subsidiaries are owned by the Company as described in the Prospectus, and such equity interests are free and clear of all liens, encumbrances, equities or claims; the bylaws, the business license and other constituent documents of the Subsidiaries comply in all material respects with the requirements of applicable laws of Hong Kong and are in full force and effect; the Company has full power and authority (corporate and other) and all consents, approvals, authorizations, permits, licenses, orders, registrations, clearances and qualifications of or with any governmental agency having jurisdiction over the Subsidiaries or any of their properties required for the ownership or lease of property by it and the conduct of its business in accordance with its registered business scope except for such that would not reasonably be expected to have a Material Adverse Effect and has the legal right and authority to own, use, lease and operate its assets and to conduct its business in the manner presently conducted and as described in the Prospectus.

(ii) The Company has legal and valid title to all of its properties and assets, free and clear of all liens, charges, encumbrances, equities, claims, options and restrictions; each lease agreement to which it is a party is duly executed and legally binding; its leasehold interests are set forth in and governed by the terms of any lease agreements, and, to the best of the Company’s knowledge, such agreements are valid, binding and enforceable in accordance with their respective terms under Hong Kong law, except where the invalidity of such lease agreements would not reasonably be expected to have a Material Adverse Effect on the Company or the Subsidiaries, taken as a whole; and, none of the Company or Subsidiaries own, operate, manage or have any other right or interest in any other material real property of any kind, which would reasonably result in a Material Adverse Effect to the Company and the Subsidiaries, taken as a whole, except as described in the Prospectus.

(pp) Taxes. Except as disclosed in the Registration Statement, the Disclosure Materials and Prospectus, no transaction, stamp, capital or other issuance, registration, transaction, transfer or withholding taxes or duties are payable in Hong Kong or the British Virgin Islands to any Hong Kong or British Virgin Islands taxing authority in connection with (A) the issuance, sale and delivery of the Securities to or for the account of the purchasers, and (B) the purchase from the Company and the sale and delivery of the Securities to purchasers thereof.

(qq) Solvency. Based on the consolidated financial condition of the Company as of the Applicable Time, and as of each Closing Date, after giving effect to the receipt by the Company of the proceeds from the Offering hereunder, (i) the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, consolidated and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, are sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, the Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from each Closing Date. The Registration Statement and the Prospectus set forth as of the date hereof all outstanding secured and unsecured Indebtedness (as defined herein) of the Company, any Subsidiary, or for which the Company, any Subsidiary or Consolidated Affiliated Entity has commitments. For the purposes of this Agreement, “Indebtedness” means (x) any liabilities for borrowed money or amounts owed in excess of $50,000 (other than trade accounts payable incurred in the ordinary course of business), (y) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (z) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with U.S. GAAP. Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

(rr) Regulation M Compliance; No Price Stabilization or Manipulation. The Company has not, and to its knowledge no one authorized to act on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company, other than, in the case of clauses (ii) and (iii), compensation paid to the Underwriters in connection with the Offering. The Company has not taken and will not take, directly or indirectly, any action designed to, or that might be reasonably expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Securities.

(ss) EGC Status and Testing the Waters Communications. From the time of initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Test the Waters Communication) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (“Emerging Growth Company”). “Testing the Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act. The Company (a) has not alone engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the prior consent of the Underwriters with entities that are qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501 under the Securities Act and (b) has not authorized anyone other than the Underwriters to engage in Testing-the-Waters Communications. The Company reconfirms that the Underwriters have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communications (as defined below) other than those listed on Schedule F hereto. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act. Any individual Written Testing-the-Waters Communication does not conflict with the information contained in the Registration Statement or the General Disclosure Package, complied in all material respects with the Securities Act, and when taken together with the General Disclosure Package as of the Applicable Time, did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(tt) Bank Holding Company Act. Neither the Company nor any of its Subsidiaries is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its Subsidiaries or Consolidated Affiliated Entities owns or controls, directly or indirectly, five percent or more of the outstanding shares of any class of voting securities or 25% or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(uu) U.S. Real Property Holding Corporation. The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon the Underwriters’ request.

(vv) Margin Securities. The Company owns no “margin securities” as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), and none of the proceeds of Offering will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Securities to be considered a “purpose credit” within the meanings of Regulation T, U or X of the Federal Reserve Board.

(ww) No Fiduciary Duties. The Company acknowledges and agrees that the Underwriters’ responsibility to the Company is solely contractual in nature and that none of the Underwriters or their affiliates or any selling agent shall be deemed to be acting in a fiduciary capacity, or otherwise owes any fiduciary duty to the Company or any of its affiliates in connection with the Offering and the other transactions contemplated by this Agreement. Notwithstanding anything in this Agreement to the contrary, the Company acknowledges that the Underwriters may have financial interests in the success of the Offering that are not limited to the difference between the price to the public and the purchase price paid to the Company by the Underwriters for the Securities, and the Underwriters have no obligation to disclose, or account to the Company for, any of such additional financial interests. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any breach or alleged breach of fiduciary duty.

(xx) No Accounting Issues. The Company has not received any notice, oral or written, from its Board of Directors or audit committee stating that it is reviewing or investigating, and neither the Company’s independent auditors nor its internal auditors have recommended that the Board of Directors or audit committee review or investigate, (i) adding to, deleting, changing the application of, or changing the Company’s disclosure with respect to, any of the Company’s material accounting policies; or (ii) any matter which could result in a restatement of the Company’s financial statements for any annual or interim period during the current or prior two fiscal years.

(yy) Forward-looking Statements. No forward-looking statement contained in the Registration Statement, the General Disclosure Package, the Prospectus, or in any amendments and supplements thereof, has been made or reaffirmed, or will be made, without a reasonable basis, or has been disclosed or will be disclosed other than in good faith at the time such statement is made or will be made.

(zz) Insurance. The Company, each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged in the jurisdictions that the Company, each of its Subsidiaries operate as required by the laws of such jurisdictions; all policies of insurance and any fidelity or surety bonds insuring any of the Company, its Subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect in all material respects; the Company, each of its Subsidiaries are in compliance with the terms of such policies and instruments in all material respects; there are no claims by any of the Company, its Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause unless such denials or defenses would not have a Material Adverse Effect; neither the Company nor any of its Subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its Subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(aaa) Compliance with Law, Constitutive Documents and Contracts. Except as otherwise disclosed in the Registration Statement, neither the Company nor any of the Subsidiaries is (a) in breach or violation of any provision of applicable law (including, but not limited to, any applicable law concerning information collection and user privacy protection) or (b) in breach or violation of its respective constitutive documents, or (c) in default under (nor has any event occurred that, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) any agreement or other instrument that is binding upon the Company, any of the Subsidiaries , or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of the Subsidiaries , except in the cases of (a) and (c) above, where any such breach, violation or default would not have a Material Adverse Effect.

(bbb) No Unlawful Influence. None of the Company, its Subsidiaries has offered, or caused the Underwriters to offer, shares to any person or entity with the intention of unlawfully influencing: (a) a customer or supplier of the Company, its Subsidiaries, any affiliate of the Company to alter the customer’s or supplier’s level or type of business with the Company, its Subsidiaries, or such affiliate or (b) a journalist or publication to write or publish favorable information about the Company or its Subsidiaries or any such affiliate.

(ccc) Disclosure of Agreements. The agreements and documents described in the Registration Statement, the General Disclosure Package and the Prospectus conform in all material respects to the descriptions thereof contained therein and there are no agreements or other documents required by the Securities Act and the Securities Act Regulations to be described in the Registration Statement, the General Disclosure Package and the Prospectus or to be filed with the Commission as exhibits to the Registration Statement, that have not been so described or filed. Each agreement or other instrument (however characterized or described) to which the Company is a party or by which it is or may be bound or affected and (i) that is referred to in the Registration Statement, the General Disclosure Package and the Prospectus, or (ii) is material to the Company’s business of the Company, its Subsidiaries taken as a whole, has been duly authorized and validly executed by the Company, its Subsidiaries and, constitutes the legal, valid and binding obligation of the Company, is in full force and effect in all material respects and is enforceable against the Company its Subsidiaries, and, to the Company’s knowledge, the other parties thereto, in accordance with their respective terms, except (x) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (y) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (z) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. None of such agreements or instruments has been assigned by the Company and or its Subsidiaries, and neither the Company, its Subsidiaries and to the Company’s knowledge, any other party is in default thereunder and, to the Company’s knowledge, no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a default thereunder, except for any default or event that would not reasonably be expected to result in a Material Adverse Effect. To the Company’s knowledge, performance by the Company, its Subsidiaries and of the material provisions of such agreements or instruments will not result in a violation of any existing applicable law, rule, regulation, judgment, order or decree of any governmental or regulatory agency, authority, body, entity or court, domestic or foreign, having jurisdiction over the Company, its Subsidiaries and/or any of their/its assets or businesses (each, a “Governmental Entity”), including, without limitation, those relating to environmental laws and regulations.

(ddd) Regulations. The disclosures in the Registration Statement, the General Disclosure Package and the Prospectus concerning the effects of federal, state, local and all foreign laws, rules and regulations relating to the Offering and the Company’s business as currently conducted or contemplated are, to the Company’s knowledge, correct and complete in all material respects and no other such laws, rules or regulations are required to be disclosed in the Registration Statement, the General Disclosure Package and the Prospectus which are not so disclosed.

(eee) Operating and Other Data. All operating and other data of the Company set forth in the Registration Statement, the General Disclosure Package and the Prospectus are true and accurate in all materials respects.

(fff) Compliance with Environmental Laws. The Company its Subsidiaries, are (a) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (b) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (c) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not have a Material Adverse Effect.

(ggg) Diligence Materials. The Company has provided to the Representative and Representative’s Counsel all materials required or necessary to respond in all material respects to the diligence request submitted to the Company by the Representative.

3. Offering. Upon authorization of the release of the Securities by the Underwriters, the Underwriters intend to offer the Securities for sale to the public upon the terms and conditions set forth in the Prospectus.

4. Covenants of the Company. The Company acknowledges, covenants and agrees with the Underwriters that:

(a) The Registration Statement and any amendments thereto have been declared effective, and if Rule 430A is used or the filing of the Prospectus is otherwise required under Rule 424(b), the Company will file the Prospectus (properly completed if Rule 430A has been used) pursuant to Rule 424(b) within the prescribed time period and will provide evidence satisfactory to the Underwriters of such timely filing.

(b) During the period beginning on the date hereof and ending on the later of the Closing Date or such date as, in the reasonable opinion of Underwriter’s Counsel, the Prospectus is no longer required by law to be delivered (or in lieu thereof the notice referred to in Rule 173(a) under the Act is no longer required to be provided) in connection with sales by an underwriter or dealer (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement, the General Disclosure Package or the Prospectus, the Company shall furnish to the Underwriter and Underwriter’s Counsel for review a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement to which the Underwriters reasonably objects within 36 hours of delivery thereof to Underwriter’s Counsel. The term “General Disclosure Package” means, collectively, (i) the Preliminary Prospectus, as amended or supplemented, (ii) the Issuer Free Writing Prospectus(es) (as defined below in Section 4(c)) issued at or prior to the date hereof, the most recent Preliminary Prospectus related to this Offering if any, identified in Schedule B hereto, (iii) the pricing information set forth in Schedule C to this Agreement, and (iv) any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the General Disclosure Package. As of the Applicable Time, the General Disclosure Package did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the General Disclosure Package based upon and in conformity with the Underwriters Information.

(c) After the date of this Agreement, the Company shall promptly advise the Underwriters in writing of: (i) the receipt of any comments of, or requests for additional or supplemental information from, the Commission; (ii) the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any prospectus, the General Disclosure Package or the Prospectus; (iii) the time and date that any post-effective amendment to the Registration Statement becomes effective; and (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending its use or the use of any prospectus, the General Disclosure Package, the Prospectus or any issuer free writing prospectus as defined in Rule 433 of the Regulations (the “Issuer Free Writing Prospectus”), or the initiation of any proceedings to remove, suspend or terminate from listing the Shares from any securities exchange upon which the Shares are listed for trading, or of the threatening of initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time, the Company will use its reasonable efforts to obtain the lifting of such order at the earliest possible moment. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b), 430A and 430B, as applicable, under the Act and will use its reasonable efforts to confirm that any filings made by the Company under Rule 424(b) or Rule 433 were received in a timely manner by the Commission (without reliance on Rule 424(b)(8) or Rule 164(b)).

(d) (i) During the Prospectus Delivery Period, the Company will comply in all material respects with all requirements imposed upon it by the Act as now in effect and as may be hereafter amended, and by the Regulations, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Securities as contemplated by the provisions hereof, the General Disclosure Package, the Registration Statement, and the Prospectus. If during such period any event or development occurs as a result of which the Prospectus (or if the Prospectus is not yet available to prospective purchasers, the General Disclosure Package) would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances then existing, not misleading, or if during such period it is necessary or appropriate in the opinion of the Company or its counsel or the Underwriters or Underwriter’s Counsel to amend the Registration Statement or supplement the Prospectus (or if the Prospectus is not yet available to prospective purchasers, the General Disclosure Package) to comply with the Act, the Company will promptly notify the Underwriters and will promptly amend the Registration Statement or supplement the Prospectus (or if the Prospectus is not yet available to prospective purchasers, the General Disclosure Package) or file such document (at the expense of the Company) so as to correct such statement or omission or effect such compliance.

(ii) If at any time following the issuance of an Issuer Free Writing Prospectus there occurs an event or development as a result of which such Issuer Free Writing Prospectus would conflict with the information contained in the Registration Statement or the Prospectus or would include an untrue statement of a material fact or would omit to state a material fact necessary in order to make the statements therein, in light of the circumstances there existing, not misleading, the Company will promptly notify the Underwriters and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(e) The Company will deliver to the Underwriters and Underwriters’ Counsel a copy of the Registration Statement, as initially filed, and all amendments thereto, including all consents and exhibits filed therewith, and will maintain in the Company’s files manually signed copies of such documents for at least five (5) years after the date of filing thereof. The Company will promptly deliver to the Underwriters such number of copies of any Preliminary Prospectus, the Prospectus, the Registration Statement and all amendments of and supplements to such documents, if any, and all documents which are exhibits to the Registration Statement and any Preliminary Prospectus or Prospectus or any amendment thereof or supplement thereto, as the Underwriters may reasonably request. On the Business Day next succeeding the date of this Agreement, and from time to time thereafter, the Company will furnish to the Underwriters copies of the Prospectus in such quantities as the Underwriters may reasonably request.

(f) The Company consents to the use and delivery of the Preliminary Prospectus by the Underwriters in accordance with Rule 430 and Section 5(b) of the Act.

(g) If the Company elects to rely on Rule 462(b) under the Act, the Company shall both file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by the earlier of: (i) 10:00 P.M., Eastern time, on the date of this Agreement, and (ii) the time that confirmations are given or sent, as specified by Rule 462(b)(2), and pay the applicable fees in accordance with Rule 111 of the Act.

(h) The Company will use its reasonable best efforts, in cooperation with the Underwriters, at or prior to the time of effectiveness of the Registration Statement, to qualify the Securities for offering and sale under the securities laws relating to the Offering or sale of the Securities of such jurisdictions as the Underwriters may reasonably designate and to maintain such qualifications in effect for so long as required for the distribution thereof; except that in no event shall the Company be obligated in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process or to subject itself to taxation if it is otherwise not so subject.

(i) The Company will make generally available (which includes filings pursuant to the Exchange Act made publicly through EDGAR) to its security holders as soon as practicable, but in any event not later than four months and fifteen days after the end of the Company’s current fiscal year, an earnings statement (which need not be audited) covering a 12-month period that shall satisfy the provisions of Section 11(a) of the Act and Rule 158 of the Regulations.

(j) Except with respect to (i) the Securities to be sold hereunder, (ii) the issuance by the Company of Securities upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of, provided that the Representative has been advised in writing of such issuance prior to the date hereof, (iii) the issuance by the Company of option to purchase or shares of Securities, share capital or restricted shares of the Company under any stock compensation plan of the Company outstanding on the date hereof, (iv) any registration statement on Form S-8, or (v) the issuance of securities in connection with mergers, acquisitions, joint ventures, licensing arrangements or any other similar non-capital raising transactions provided such shares are not registered pursuant to a registrations statement during the 180 days following the Closing Date, the Company or any successor to the Company shall not undertake any public or private offerings of any equity securities of the Company (including equity-linked securities) without the prior written consent of the Underwriters, which shall not be unreasonably withheld.

(k) Following the Closing Date, any of the entities and individuals listed on Schedule D hereto (the “Lock-Up Parties”), without the prior written consent of the Underwriters, shall not sell or otherwise dispose of any securities of the Company, whether publicly or in a private placement, during the period that their respective lock-up agreements are in effect. The Company will deliver to the Underwriters the agreements of the Lock-Up Parties to the foregoing effect prior to the Closing Date, which agreements shall be substantially in the form attached hereto as Annex I.

(l) The Company will not issue press releases or engage in any other publicity without the Underwriters’ prior written consent, for a period ending at 5:00 P.M., Eastern time, on the first Business Day following the forty-fifth (45th) day following the Closing Date, other than normal and customary releases issued in the ordinary course of the Company’s business, or as required by law.

(m) The Company will apply the net proceeds from the sale of the Securities substantially in the manner set forth under the caption “Use of Proceeds” in the Prospectus. Without the prior written consent of the Underwriters, except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, no proceeds of the Offering will be used to pay outstanding loans from officers, directors or shareholders or to pay any accrued salaries or bonuses to any employees or former employees.

(n) The Company will use its reasonable best efforts to effect and maintain the listing of the Class A Ordinary Shares on the Nasdaq Capital Market or other Trading Market for at least three (3) years after the Effective Date, unless such listing is terminated as a result of a transaction approved by the holders of a majority of the voting securities of the Company. If the Company fails to maintain such listing of its Shares on the Nasdaq Capital Market or other Trading Market, for a period of three (3) years from the Effective Date, the Company, at its expense, shall obtain and keep current a listing of such securities in the Standard & Poor’s Corporation Records Services or Mergent’s Industrial Manual; provided that Mergent’s OTC Industrial Manual is not sufficient for these purposes. “Trading Market” means any of the following markets or exchanges on which the Class A Ordinary Shares are listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Stock Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange (or any successors to any of the foregoing).

(o) The Company will use its reasonable best efforts to do and perform all things required to be done or performed under this Agreement by the Company prior to the Closing Date, and to satisfy all conditions precedent to the delivery of the Securities.

(p) The Company will not take, and will cause its affiliates not to take, directly or indirectly, any action which constitutes or is designed to cause or result in, or which could reasonably be expected to constitute, cause or result in, the stabilization or manipulation of the price of any security to facilitate the sale or resale of any of the Securities.

(q) The Company shall cause to be prepared and delivered to the Underwriters, at its expense, within two (2) Business Days from the date of this Agreement, an Electronic Prospectus to be used by the Underwriters in connection with the Offering. As used herein, the term “Electronic Prospectus” means a form of prospectus, and any amendment or supplement thereto, that meets each of the following conditions: (i) it shall be encoded in an electronic format, satisfactory to the Underwriters, that may be transmitted electronically by the Underwriters to offerees and purchasers of the Securities for at least the period during which a Prospectus relating to the Securities is required to be delivered under the Act or the Exchange Act; (ii) it shall disclose the same information as the paper prospectus and prospectus filed pursuant to EDGAR, except to the extent that graphic and image material cannot be disseminated electronically, in which case such graphic and image material shall be replaced in the electronic prospectus with a fair and accurate narrative description or tabular representation of such material, as appropriate; and (iii) it shall be in or convertible into a paper format or an electronic format, satisfactory to the Underwriters, that will allow recipients thereof to store and have continuously ready access to the prospectus at any future time, without charge to such recipients (other than any fee charged for subscription to the Internet as a whole and for online time).

(r) The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Securities for as long as required under applicable U.S. securities laws, including without limitation the Securities Act, the Exchange Act, the Sarbanes-Oxley Act, the rules and regulations of the Commission, and the Exchange Rules.

(s) The Company will maintain a system of internal accounting controls designed to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with U.S. GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The internal controls, upon consummation of the Offering, will be, overseen by the audit committee of the Board of Directors in accordance with the Exchange Rules.

(t) No consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental or regulatory agency or body or any court) is required to be obtained or made by the Company for the consummation of the transactions contemplated by this Agreement, and issuance and sale of the Securities, except such as have been obtained, or made on or prior to the Closing Date, and are, or on the Closing Date will be, in full force and effect. No authorization, consent, approval, license, qualification or order of, or filing or registration with any person (including any governmental agency or body or any court) in any foreign jurisdiction is required for the consummation of the transactions contemplated by this Agreement in connection with the Offering and the issuance and sale of the Securities, under the laws and regulations of such jurisdiction except such as have been obtained or made.

(u) The Company shall engage a financial public relations firm reasonably acceptable to the Underwriters, which firm shall be experienced in assisting issuers in public offerings of securities and in their relations with their security holders, and continuing to retain such firm for a period of two (2) years after the Closing.

(v) The Company shall procure and shall covenant to maintain “key man” life insurance (in amounts discussed with the Underwriters and with the Company as the sole beneficiary thereof) with an insurer rated at least AA or better in the most recent edition of “Best’s Life Reports” on the lives of to be determined executive officer or officers of the Company.

(w) The Company shall procure Directors and Officers (D&O) insurance in a manner consistent with the Company’s business and industry standards.

5. Representations and Warranties of the Underwriters.

Each Underwriter, severally and not jointly, represents and agrees that, unless it obtains the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus,” as defined in Rule 405 under the Act, required to be filed with the Commission; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the free writing prospectuses included in Schedule B. Any such free writing prospectus consented to by such Underwriter is herein referred to as a “Permitted Free Writing Prospectus.” Each Underwriter, severally and not jointly, represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.

6. Consideration; Payment of Expenses; Right of First Refusal; Tail Financings.

(a) In consideration of the services to be provided for hereunder, the Company shall pay to the Representative (on behalf of Underwriters) or its designee(s) the following compensation (or pro rata portion thereof, if applicable) with respect to the Securities purchased from the Company in this Offering:

(i) an underwriting discount equal to seven percent (7.0%) of the aggregate gross proceeds (inclusive of the Over-allotment Option to purchase the Additional Shares) of the Offering;

(ii) a non-accountable expense allowance of one percent (1.0%) of the gross proceeds (inclusive of the Over-allotment Option to purchase the Additional Shares) of the Offering;

(iii) an accountable expense allowance of up to $250,000, including, among other things, all reasonable fees and expenses of the Underwriters’ outside legal counsel; any reasonable costs and expenses incurred in conducting background checks and due diligence of the Company’s officers and directors by a background search firm acceptable to the Underwriters; the costs associated with bound volumes and mementos in such quantities as the Underwriters may reasonably request; and expenses related to book building, prospectus tracking, and compliance software services; and all clearing fees or expenses incurred in connection with this Offering shall be sole responsibility of the Company, if any, such clearing fees or expenses shall not be subject to any aforementioned expense items or cap herein;

(iv) The Underwriters reserve the right to reduce any item of compensation or adjust the terms thereof as specified herein in the event that a determination shall be made by FINRA to the effect that the Underwriters’ aggregate compensation is in excess of FINRA Rules or that the terms thereof require adjustment.

(v) Whether or not the transactions contemplated by this Agreement, the Registration Statement and the Prospectus are consummated or this Agreement is terminated, the Company hereby agrees to pay all costs and expenses incident to the Offering, including but not limited to the following:

a)	the costs of preparing, printing and filing the Registration Statement with the Commission, amendments and supplements thereto, and post effective amendments, as well as the filing with FINRA’s Public Offering System, and payment of all necessary fees in connection therewith and the printing of a sufficient quantity of preliminary and final prospectuses as the Underwriters may reasonably request, and all fees and expenses in connection with listing the Securities on a national securities exchange;

b)	the costs of preparing, printing and delivering exhibits thereto, in such quantities as the Underwriters may reasonably request;

c)	all fees, expenses and disbursements relating to the registration, qualification or exemption of securities offered under the securities laws of foreign jurisdictions designated by the Underwriters;

d)	the fees of counsel;

e)	and accountants for the Company, including fees associated with any blue sky filings where applicable;

f)	fees associated with the Company's transfer agent;

g)	fees, if necessary, associated with translation services;

h)	expenses related to road shows;

i)	the costs of any pre-approved due diligence work in legal, finance, and business;

(vi) The Company and each of the Underwriters acknowledge and agree that the Representative shall have sole authority to manage the Offering, allocate the Securities, approve and administer expenses, make determinations regarding syndicate participation, and make binding decisions on behalf of the Underwriters in connection with the Offering, and that any such actions taken by the Representative shall be binding upon all Underwriters. Notwithstanding anything to the contrary in this Section 6, in the event that this Agreement is terminated pursuant to Section 11(b) hereof, or subsequent to a Material Adverse Change, the Company will reimburse the Underwriters for their documented out-of-pocket expenses and advisory fees incurred as of such termination date, less any advanced previously paid. In the event the Offering is not consummated, the aggregate amount of such reimbursable expenses and fees shall not exceed $100,000, inclusive of any advances. All documented out-of-pocket expenses and advisory fees of the Underwriters (including but not limited to tombstone, fees and disbursements of Underwriters’ Counsel, and reasonable and accountable travel) incurred in connection herewith which shall be limited to expenses which are actually incurred as allowed under FINRA Rule 5110 and in any event, the aggregate amount of such expenses and fees to be reimbursed by the Company shall not exceed $250,000, including the advances. To the extent that the Underwriters’ out-of-pocket expenses are less than the advances, the Underwriters will return to the Company that portion of the advances not offset by actual expenses, in accordance with FINRA Rule 5110(g)(4)(A) and 5110(g)(4)(B).

(b) Right of First Refusal. Provided that the Firm Securities are sold in accordance with the terms of this Agreement, D. Boral Capital shall have an irrevocable right of first refusal (the “Right of First Refusal”), for a period of twelve (12) months after the Closing, to act as sole investment banker, sole book runner and/or sole placement agent at Representative’s sole discretion for each and every future public and private equity and public debt offering, including all equity-linked financings during such twelve (12) month period of the Company, or any successor to or any current or future subsidiary of the Company (each, a “Subject Transaction”) on terms and conditions customary to D. Boral Capital for such Subject Transaction. D. Boral Capital shall have the sole right to determine whether or not any other broker dealer shall have the right to participate in the Subject Transactions and the economic terms of such participation. For the avoidance of any doubt, the Company shall not retain, engage or solicit any additional investment banker, book-runner, financial advisor, underwriter and/or placement agent in a Subject Transaction without the express written consent of D. Boral Capital. The Company shall notify D. Boral Capital of its intention to pursue a Subject Transaction, including the material terms thereof, by providing written notice thereof by registered mail or overnight courier service addressed to D. Boral Capital. If D. Boral Capital fails to exercise its Right of First Refusal with respect to any Subject Transaction within ten (10) Business Days after the mailing of such written notice, then D. Boral Capital shall have no further claim or right with respect to the Subject Transaction. D. Boral Capital may elect, in its sole and absolute discretion, not to exercise its Right of First Refusal with respect to any Subject Transaction; provided that any such election by D. Boral Capital shall not adversely affect D. Boral Capital’s Right of First Refusal with respect to any other Subject Transaction. The terms and conditions of any such engagements shall be set forth in separate agreements and may be subject to, among other things, satisfactory completion of due diligence by D. Boral Capital, market conditions, the absence of a Material Adverse Change to the Company’s business, financial condition and prospects, approval of D. Boral Capital’s internal committee and any other conditions that D. Boral Capital may deem appropriate for transactions of such nature. Notwithstanding the foregoing, the Right of First Refusal shall automatically terminate if the Company terminates this Agreement for cause, which shall include the material failure by D. Boral Capital to provide the underwriting services contemplated by this Agreement, as provided in FINRA Rule 5110(g)(5)(B).

(c) Tail Financing. The Representative shall be entitled to a cash fee equal to seven percent (7.0%) of the gross proceeds received by the Company from the sale of any equity, debt and/or equity derivative instruments to any investor actually introduced by the Underwriters to the Company during the engagement period (being that period commencing from November 25, 2025, the date we engaged the Representative, or the “Engagement Date,” to the earlier of (i) eighteen (18) months from the Engagement Date, or (ii) the final closing, if any, of the offering, the “Engagement Period”), in connection with any public or private financing or capital raise (each a “Tail Financing”), and such Tail Financing is consummated at any time during the Engagement Period or within the twelve (12) month period following the expiration or termination of the Engagement Period (the “Tail Period”), provided that such Tail Financing is by a party actually introduced to the Company in an offering in which the Company has direct knowledge of such party’s participation. Notwithstanding the foregoing, no Tail Financing fee shall be payable in the event this Agreement is terminated by the Company for cause, which shall include the material failure by Underwriters to provide the underwriting services contemplated by this Agreement, as provided in FINRA Rule 5110(g)(5)(B).

7. Conditions of Underwriters’ Obligations. The obligations of the Underwriters to purchase and pay for the Firm Shares as provided herein shall be subject to: (i) the accuracy of the representations and warranties of the Company herein contained, as of the date hereof and as of the Closing Date and/or the Option Closing Date, (ii) the absence from any certificates, opinions, written statements or letters furnished to the Underwriters or to Underwriters’ Counsel pursuant to this Section 7 of any misstatement or omission, (iii) the performance by the Company of its obligations hereunder, and (iv) each of the following additional conditions. For purposes of this Section 7, the terms “Closing Date” and “Closing” shall refer to the Closing Date for the Firm Shares and each of the foregoing and following conditions must be satisfied as of each Closing and/or Option Closing.

(a)  The Registration Statement shall have become effective and all necessary regulatory and listing approvals shall have been received not later than 5:30 P.M., Eastern time, on the date of this Agreement, or at such later time and date as shall have been consented to in writing by the Underwriters. If the Company shall have elected to rely upon Rule 430A under the Act, the Prospectus shall have been filed with the Commission in a timely fashion in accordance with the terms thereof and a form of the Prospectus containing information relating to the description of the Securities and the method of distribution and similar matters shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period; and, at or prior to the Closing Date and the actual time of the Closing, no stop order suspending the effectiveness of the Registration Statement or any part thereof, or any amendment thereof, nor suspending or preventing the use of the General Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus shall have been issued; no proceedings for the issuance of such an order shall have been initiated or threatened; all requests of the Commission for additional information (to be included in the Registration Statement, the General Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus or otherwise) shall have been complied with to the Underwriters’ satisfaction.

(b) The Underwriters shall not have reasonably determined, and advised the Company, that the Registration Statement, the General Disclosure Package or the Prospectus, or any amendment thereof or supplement thereto, or any Issuer Free Writing Prospectus, contains an untrue statement of fact which, in the Underwriters’ reasonable opinion, is material, or omits to state a fact which, in the Underwriters’ reasonable opinion, is material and is required to be stated therein or necessary to make the statements therein not misleading.

(c) The Underwriters shall have received legal opinions, in form and substance reasonably satisfactory to the Underwriters and Underwriters’ Counsel of (i) Conyers Dill & Pearman, the British Virgin Islands counsel to the Company dated as of the Closing Date and/or the Option Closing Date and addressed to the Underwriters, (ii) Loeb & Loeb LLP, U.S. legal counsel for the Company, dated as of the Closing Date and/or the Option Closing Date and addressed to the Underwriters, including a negative assurance letter; (iii) Hastings & Co., Hong Kong legal counsel to the Company, dated as of the Closing Date and/or the Option Closing Date and addressed to the Company; and (iv) Commerce & Finance Law Offices, PRC legal counsel to the Company, dated as of the Closing Date and/or the Option Closing Date and addressed to the Company. The Underwriters shall rely on the opinions of the Company’s British Islands counsel, Conyers Dill & Pearman, filed as Exhibit 5.1 to the Registration Statement, as to the due incorporation, validity of the Securities and due authorization, execution and delivery of the Agreement.

(d) The Underwriters shall have received an officers’ certificate from the Chief Executive Officer and Chief Financial Officer of the Company, dated as of each of the Closing Date and any Option Closing Date, to the effect that: (i) the conditions set forth in subsection (a) of this Section 7 have been satisfied (ii) as of the date hereof and as of each of the Closing Date and any Option Closing Date, the representations and warranties of the Company set forth in Section 2 hereof by the Company and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date and/or the Option Closing Date, as applicable, (iii) as of each of the Closing Date and any Option Closing Date, all agreements, conditions and obligations of the Company to be performed or complied with hereunder on or prior thereto have been duly performed or complied with, (iv) except as disclosed in the Registration Statement, the General Disclosure Package or the Prospectus, the Company has not sustained any material loss or interference with its businesses, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, (v) no stop order suspending the effectiveness of the Registration Statement or any amendment thereof has been issued and no proceedings therefor have been initiated or threatened by the Commission, no order having the effect of ceasing or suspending the distribution of the Securities or any other securities of the Company has been issued by any securities commission, securities regulatory authority or stock exchange in the United States and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, contemplated by any securities commission, securities regulatory authority or stock exchange in the United States, (vi) there are no pro forma or as adjusted financial statements that are required to be included in the Registration Statement and the Prospectus pursuant to the Regulations which are not so included, and (vii) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not (a) any Material Adverse Change; (b) any transaction that is material to the Company, and the Subsidiaries and Consolidated Affiliated Entities taken as a whole, except transactions entered into in the ordinary course of business; (c) any obligation, direct or contingent, that is material to the Company, and the Subsidiaries and Consolidated Affiliated Entities taken as a whole, incurred by the Company, or any Subsidiary or Consolidated Affiliated Entity, except obligations incurred in the ordinary course of business; (d) any material change in the share capital (except changes thereto resulting from the exercise of outstanding options or warrants or conversion of outstanding indebtedness into Ordinary Shares of the Company) or outstanding Indebtedness of the Company, or any Subsidiary or Consolidated Affiliated Entity (except for the conversion of such Indebtedness into Ordinary Shares of the Company); (e) any dividend or distribution of any kind declared, paid or made on Ordinary Shares of the Company; or (f) any loss or damage (whether or not insured) to the property of the Company, or any Subsidiary or Consolidated Affiliated Entity which has been sustained or will have been sustained which has a Material Adverse Effect.

(e) At each of the Closing Date and any Option Closing Date, the Underwriters shall have received a secretary’s certificate of the Company signed by a duly authorized executive officer of the Company, dated the Closing Date and Option Closing Date (if such date is other than the Closing Date), certifying: (i) that the Company’s certificate of incorporation, of the Company and M&A attached to such certificate is true and complete, has not been modified and is in full force and effect; (ii) that each of the Subsidiaries articles of incorporation, articles of association, memorandum of association, bylaws or other charter documents attached to such certificate is true and complete, has not been modified and is in full force and effect; (iii) that the resolutions of the Company’s Board of Directors relating to the Offering are in full force and effect and have not been modified; (vi) the good standing of the Company and each of the Subsidiaries (except in such jurisdictions where the concept of good standing is not applicable). Such certificates evidencing the good standing of the Company and each applicable Subsidiary should be dated no more than five (5) business days prior to the Closing Date; and (iv) as to the incumbency of the officers of the Company. The documents referred to in such certificate shall be attached to such certificate.

(f) On the date of this Agreement and on the Closing Date and/or the Option Closing Date, the Underwriters shall have received a “comfort” letter from WWC as of each such date, addressed to the Underwriter and in form and substance satisfactory to the Underwriters and Underwriters’ Counsel, confirming that they are independent certified public accountants with respect to the Company within the meaning of the Act and all applicable Regulations, and stating, as of such date (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Registration Statement and the Prospectus, as of a date not more than three (3) days prior to such date), the conclusions and findings of such firm with respect to the financial information and other matters relating to the Registration Statement covered by such letter.

(g) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date or the Option Closing Date or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof), and the Prospectus (exclusive of any supplement thereto), there shall not have been any change in the share capital or long-term debt of the Company or any change or development involving a change, whether or not arising from transactions in the ordinary course of business, in the business, condition (financial or otherwise), results of operations, shareholders’ equity, or properties of the Company, taken as a whole, including but not limited to the occurrence of any fire, flood, storm, explosion, accident, act of war or terrorism or other calamity, the effect of which, in any such case described above, is, in the reasonable judgment of the Underwriters, so material and adverse as to make it impracticable or inadvisable to proceed with the sale of Securities or Offering as contemplated hereby.

(h) On or prior to the date hereof, the Company shall have furnished to the Underwriters and the Underwriters shall have received a lock-up agreement from each Lock-Up Party, duly executed by the applicable Lock-Up Party, in each case substantially in the form attached as Annex I.

(i) The Class A Ordinary Shares are registered under the Exchange Act and, as of the Closing Date, the Shares shall be listed and admitted and authorized for trading on the Nasdaq Capital Market, subject to official notice of issuance and satisfactory evidence of such action shall have been provided to the Underwriters. The Company shall have taken no action designed to terminate, or likely to have the effect of terminating, the registration of the Shares under the Exchange Act or delisting or suspending the Shares from trading on the Nasdaq Capital Market, nor will the Company have received any information suggesting that the Commission or the Nasdaq Capital Market is contemplating terminating such registration or listing. The Firm Shares and the Additional Shares shall be DTC eligible.

(j) FINRA shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(k) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date and/or the Option Closing Date, prevent the issuance or sale of the Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities or materially and adversely affect or potentially materially and adversely affect the business or operations of the Company.

(l) The Company shall have furnished the Underwriters and Underwriters’ Counsel with such other certificates, opinions or documents as they may have reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

(m) On or before the Closing Date or the Option Closing Date, as applicable, the Representative and counsel for the Representative shall have received any additional information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

(n) The Company shall have engaged a financial public relations firm reasonably acceptable to the Underwriters, which firm shall be experienced in assisting issuers in public offerings of securities and in their relations with their security holders, and continuing to retain such firm for a period of two (2) years after the Closing.

(v) The Company shall have procured “key man” life insurance (in amounts discussed with the Underwriters and with the Company as the sole beneficiary thereof) with an insurer rated at least AA or better in the most recent edition of “Best’s Life Reports” on the lives of to be determined executive officer or officers of the Company.

(w) The Company shall have procured Directors and Officers (D&O) insurance in a manner consistent with the Company’s business and industry standards.

If any condition specified in this Section 7 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representative by written notice to the Company at any time on or prior to the Closing Date or the Option Closing Date, as applicable, which termination shall be without liability on the part of any party to any other party, except that Section 6 (with respect to the reimbursement of out-of-pocket accountable, bona fide expenses actually incurred by the Representative) and Section 8 shall at all times be effective and shall survive such termination.

8. Indemnification.

(a) To the fullest extent permitted under applicable law, the Company agrees to indemnify and hold harmless the Underwriters and each Person (as defined herein), if any, who controls the Underwriters within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any losses, liabilities, claims, damages and expenses whatsoever, as incurred (including but not limited to reasonable attorneys’ fees and any and all reasonable expenses whatsoever, incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company), insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon: (i) an untrue statement or alleged untrue statement of a material fact contained in (A) the Registration Statement, including the information deemed to be a part of the Registration Statement at the time of effectiveness and at any subsequent time pursuant to Rules 430A and 430B of the Regulations, any Preliminary Prospectus, the General Disclosure Package, the Prospectus, or any amendment or supplement to any of them or (B) any Issuer Free Writing Prospectus or any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Securities (“Marketing Materials”), including any road show or investor presentations made to investors by the Company (whether in person or electronically), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading and will reimburse such indemnified party for any legal or other expenses reasonably incurred by it in connection with investigations or defending against such losses, liabilities, claims, damages or expenses (or actions in respect thereof); or (ii) in whole or in part upon any inaccuracy in the representations and warranties of the Company contained herein; or (iii) in whole or in part upon any failure of the Company to perform its obligations hereunder; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, liability, claim, damage or expense (or action in respect thereof) arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement any Preliminary Prospectus, the General Disclosure Package, the Prospectus, or any such amendment or supplement to any of them, or any Issuer Free Writing Prospectus or any Marketing Materials in reliance upon and in conformity with the Underwriters’ Information.

(b) To the fullest extent permitted under applicable law, each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, each of the directors of the Company, each of the officers of the Company who shall have signed the Registration Statement, and each other Person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any losses, liabilities, claims, damages and expenses whatsoever, as incurred (including but not limited to reasonable attorneys’ fees and any and all reasonable expenses whatsoever, incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Underwriters), insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, at the time of effectiveness and at any subsequent time pursuant to Rules 430A and 430B of the Regulations, any Preliminary Prospectus, the General Disclosure Package, the Prospectus, any amendment or supplement to any of them or any Marketing Materials, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse such indemnified party for any legal or other expenses reasonably incurred by it in connection with investigating or defending against such losses, liabilities, claims, damages or expenses (or actions in respect thereof), in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense (or action in respect thereof) arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Underwriters’ Information.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of any claim or the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing thereof (but the failure so to notify an indemnifying party shall not relieve the indemnifying party from any liability which it may have under this Section 8 to the extent that it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability that such indemnifying party may have otherwise than on account of the indemnity agreement hereunder). In case any such claim or action is brought against any indemnified party, and it so notifies an indemnifying party thereof, the indemnifying party will be entitled to participate at its own expense in the defense of such action, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party; provided however, that counsel to the indemnifying party shall not (except with the written consent of the indemnified party) also be counsel to the indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless: (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action; (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of the claim or the commencement of the action; (iii) the indemnifying party does not diligently defend the action after assumption of the defense; or (iv) such indemnified party or parties shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party, or any of them, in conducting the defense of any such action or there may be legal defenses available to it or them which are different from or additional to those available to any of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties and shall be paid as incurred. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) of the indemnified party or parties unless such separate representations are required under applicable ethics rules that govern the representations of the indemnified party or parties by such legal counsel. In the case of any separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by the Underwriters. In the case of more than one separate firm (in addition to any local counsel) for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. No indemnifying party shall, without the prior written consent of the indemnified parties, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened claim, investigation, action or proceeding in respect of which indemnity or contribution may be or could have been sought by an indemnified party under this Section 8 or Section 9 hereof (whether or not the indemnified party is an actual or potential party thereto), unless (x) such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such claim, investigation, action or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or any failure to act, by or on behalf of the indemnified party, and (y) the indemnifying party confirms in writing its indemnification obligations hereunder with respect to such settlement, compromise or judgment.

9. Contribution. In order to provide for contribution in circumstances in which the indemnification provided for in Section 8 is for any reason held to be unavailable from any indemnifying party or is insufficient to hold harmless a party indemnified thereunder, the Company and the Underwriters shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company, any contribution received by the Company from Persons, other than the Underwriters, who may also be liable for contribution, including Persons who control the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, officers of the Company who signed the Registration Statement and directors of the Company), as incurred, to which the Company and one or more of the Underwriters may be subject, in such proportions as is appropriate to reflect the relative benefits received by the Company and the Underwriters from the Offering and sale of the Securities or, if such allocation is not permitted by applicable law, in such proportions as are appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Underwriters shall be deemed to be in the same proportion as (x) the total proceeds from the Offering (net of underwriting discount and commission but before deducting expenses) received by the Company bears to (y) the underwriting discount and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 9. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 9 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any judicial, regulatory or other legal or governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 9: (i) no Underwriters shall be required to contribute any amount in excess of the underwriting discounts applicable to the Securities underwritten by it and distributed to the public and (ii) no Person guilty of fraudulent misrepresentation (within the meaning of Section 12(f) of the Act) shall be entitled to contribution from any Person who was not guilty of fraudulent misrepresentation (within the meaning of Section 12(f) of the Act). For purposes of this Section 9, each Person, if any, who controls an Underwriters within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriters, and each Person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clauses (i) and (ii) of the immediately preceding sentence. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 9 or otherwise. As used herein, a “Person” refers to an individual or entity. In no event shall the Underwriters, or any of their affiliates, directors, officers, employees and controlling persons (within the meaning of Section 15 of the Securities Act of 1933, as amended, or Section 20 of the Securities Exchange Act of 1934) be liable to the Company for any incidental, indirect, special or consequential damages (i.e., lost profits) arising out of, or in connection with, this Agreement, whether or not such party was advised of the possibility of such damage. The Company further agrees that the liability limit of the Underwriters, or any of their affiliates, directors, officers, employees and controlling persons shall in no event be greater than the aggregate dollar amount which the Company paid to the Underwriters during the term of this Agreement.

10. Survival of Representations and Agreements. All representations, warranties, covenants and agreements of the Company and the Underwriters contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto, including, without limitation, the agreements contained in Sections 6, 14 and 15, the indemnity agreements contained in Section 8 and the contribution agreements contained in Section 9, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Underwriters or any controlling Person thereof or by or on behalf of the Company, any of its officers or directors or any controlling Person thereof, and shall survive delivery of and payment for the Securities to and by the Underwriters. The representations and warranties contained in Section 2 and Section 5 and the covenants and agreements contained in Sections 4, 6, 8, 9, 14 and 15 shall survive any termination of this Agreement, including termination pursuant to Sections 11. For the avoidance of doubt, in the event of termination the Underwriters will receive only out-of-pocket accountable expenses actually incurred subject to the limit in Section 11 below, in compliance with FINRA Rules 5110.

11. Effective Date of Agreement; Termination.

(a) This Agreement shall become effective upon later of: (i) receipt by the Underwriters and the Company of notification of the effectiveness of the Registration Statement or (ii) the execution of this Agreement. Notwithstanding any termination of this Agreement, the provisions of this Section 11 and of Sections 1, 4, 6, 8, 9, 14 and 15 shall remain in full force and effect at all times after the execution hereof to the extent they are in compliance with FINRA Rule 5110.

(b) The Underwriters shall have the right to terminate this Agreement at any time prior to the consummation of the Closing if: (i) any domestic or international event or act or occurrence has materially disrupted, or in the reasonable opinion of the Underwriters will in the immediate future materially disrupt, the market for the Company’s securities or securities in general; or (ii) trading on the New York Stock Exchange or the Nasdaq Stock Market has been suspended or made subject to material limitations or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required by order of the Commission, FINRA or any other governmental authority having jurisdiction; or (iii) the United States shall have become involved in a new war or an increase in major hostilities or (iv) a moratorium on foreign exchange trading has been declared which materially adversely impacts the United States securities markets; or (v) a banking moratorium has been declared by any state or federal authority or any material disruption in commercial banking or securities settlement or clearance services has occurred; or (vi) (A) there has occurred any outbreak or escalation of hostilities or acts of terrorism involving the United States, Hong Kong, the British Virgin Islands or there is a declaration of a national emergency or war by the United States, Hong Kong, the British Virgin Islands or (B) there has been any other calamity or crisis or any change in political, financial or economic conditions, if the effect of any such event in (A) or (B), in the reasonable judgment of the Underwriters, is so material and adverse that such event makes it impracticable or inadvisable to proceed with the offering, sale and delivery of the Firm Shares on the terms and in the manner contemplated by the Prospectus, (vii) the Company shall have sustained a material loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act which, whether or not such loss shall have been insured, will, in its reasonable opinion, make it inadvisable to proceed with the delivery of the Firm Securities or Additional Securities; or (viii) the Company is in material breach of any of its representations, warranties or covenants hereunder; (ix) any condition set forth in Section 7 hereof is not satisfied on or prior to any Closing Date; (x) the Representative shall have become aware after the date hereof of such a Material Adverse Change in the conditions or prospects of the Company, or such adverse material change in general market conditions as in the Representative’s reasonable judgment would make it impracticable to proceed with the offering, sale and/or delivery of the Securities or to enforce contracts made by the Underwriters for the sale of the Securities; or (xi) other regulatory approval (including but not limited to NASDAQ approval) for the Offering is denied, conditioned or modified and as a result it makes it impracticable for the Representative to proceed with the offering, sale and/or delivery of the Offered Securities or to enforce contracts for the sale of the Offered Securities.

(c) Except as otherwise stated in this Section 11, the Agreement may not be terminated by the Company at any time prior to the completion of the Offering, other than for “Cause.” “Cause,” for the purpose of this Agreement, shall mean, as determined by a court of competent jurisdiction, willful misconduct, gross negligence or a material breach of the Agreement by the Underwriters. In the event that the Company believes that the Underwriter has engaged conduct constituting Cause, it must first notify the Underwriters in writing of the facts and circumstances supporting such an assertion(s) and allow the Underwriters twenty-five (25) days to cure such alleged conduct.

(d) Any notice of termination pursuant to this Section 11 shall be in writing and delivered in accordance with Section 12.

(e) If this Agreement shall be terminated pursuant to any of the provisions hereof (other than pursuant to Section 11(b) hereof), or if the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth herein is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, the Company will, subject to demand by the Underwriters, reimburse the Underwriters for the documented out-of-pocket expenses and advisory fee(including the reasonable fees and expenses of their counsel) actually incurred by the Underwriters in connection herewith as allowed under FINRA Rule 5110 less any amounts previously paid by the Company in reimbursement for such expenses; provided, however, that all such expenses and fees, including the costs and expenses and fees set forth in Section 6(d) which were actually paid, shall not exceed $250,000 in the aggregate, including any advances.

12. Notices. All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing, and:

(a) if sent to the Representative, shall be mailed, delivered, or emailed, to:

D. Boral Capital LLC

590 Madison Avenue, 39th Floor

New York, New York 10022

Attention: Stephanie Hu
Email: shu@dboralcapital.com

with a copy (which shall not constitute notice) to Representative’s Counsel at:

Hunter Taubman Fischer & Li LLC

950 Third Avenue, 19th Floor

New York NY 10022

Attention: Ying Li, Esq.; Guillaume de Sampigny. Esq.

Email: yli@htflawyers.com; gdesampigny@htflawyers.com

(b) if sent to the Company, shall be mailed, delivered, or emailed, to the Company with a copy(which shall not constitute notice) to its counsel, at the addresses set forth in the Registration Statement.

13 Parties; Limitation of Relationship; Default of Underwriters.

(a)	This Agreement shall inure solely to the benefit of, and shall be binding upon, the Underwriters, the Company and the controlling Persons, directors, officers, employees and agents referred to in Sections 8 and 9 hereof, and their respective successors and assigns, and no other Person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and such Persons and their respective successors and assigns, and not for the benefit of any other Person. The term “successors and assigns” shall not include a purchaser, in its capacity as such, of Securities from the Underwriters.

(b)	If any Underwriter or Underwriters default in their obligations to purchase Securities hereunder on either the Closing Date or any Option Closing Date and the aggregate number of Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of Securities that the Underwriters are obligated to purchase on such Closing Date or Option Closing Date, the Representative may make arrangements satisfactory to the Company for the purchase of such Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date or Option Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date or Option Closing Date. If any Underwriter or Underwriters so default and the aggregate number of Securities with respect to which such default or defaults occur exceeds 10% of the total number of Securities that the Underwriters are obligated to purchase on such Closing Date or Option Closing Date and arrangements satisfactory to the Representative and the Company for the purchase of such Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 10. As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section 13. Nothing herein will relieve a defaulting Underwriter from liability for its default.

14. Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the conflict of laws principles thereof. Each of the parties hereto hereby submits to the exclusive jurisdiction of the federal and state courts in the Borough of Manhattan in The City of New York (each, a “New York Court”) in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Each of the parties hereto irrevocably waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in the New York Courts, and irrevocably waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum. The Company irrevocably appoints Cogency Global Inc.122 East 42nd St 18th Floor, New York, NY 10168, as its authorized agent (the “Authorized Agent”) in the Borough of Manhattan in The City of New York, upon which process may be served in any such suit or proceeding, and agrees that service of process in any manner permitted by applicable law upon such agent shall be deemed in every respect effective service of process in any manner permitted by applicable law upon the Company in any such suit or proceeding. The Company further agrees to take any and all actions as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of three years from the date of this Agreement.

15. Entire Agreement. This Agreement, together with the schedules and annexes attached hereto and as the same may be amended from time to time in accordance with the terms hereof, contains the entire agreement among the parties hereto relating to the subject matter hereof and there are no other or further agreements outstanding not specifically mentioned herein, except that any binding or surviving provisions of the Letter of Engagement dated November 25, 2025 (the “Engagement Letter”), shall remain in full force and effect.. This Agreement supersedes any prior agreements or understandings among or between the parties hereto, including the Engagement Letter.

16. Severability. If any term or provision of this Agreement or the performance thereof shall be invalid or unenforceable to any extent, such invalidity or unenforceability shall not affect or render invalid or unenforceable any other provision of this Agreement and this Agreement shall be valid and enforceable to the fullest extent permitted by law.

17. Amendment. This Agreement may only be amended by a written instrument executed by each of the parties hereto.

18. Waiver, etc. The failure of any of the parties hereto to at any time enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor to in any way affect the validity of this Agreement or any provision hereof or the right of any of the parties hereto to thereafter enforce each and every provision of this Agreement. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Agreement shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver may be sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

19. No Fiduciary Relationship. The Company hereby acknowledges that the Underwriters are acting solely as Underwriters in connection with the offering of the Company’s Securities. The Company further acknowledges that the Underwriters are acting pursuant to a contractual relationship created solely by this Agreement entered into on an arms-length basis and in no event do the parties intend that the Underwriters act or be responsible as a fiduciary to the Company, its management, shareholders, creditors or any other person in connection with any activity that the Underwriters may undertake or have undertaken in furtherance of the offering of the Company’s Securities, either before or after the date hereof. The Underwriters hereby expressly disclaim any fiduciary or similar obligations to the Company, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company hereby confirms its understanding and agreement to that effect. The Company hereby further confirms its understanding that the Underwriters have not assumed an advisory or fiduciary responsibility in favor of the Company with respect to the Offering contemplated hereby or the process leading thereto, including, without limitation, any negotiation related to the pricing of the Securities; and the Company has consulted its own legal and financial advisors to the extent it has deemed appropriate in connection with this Agreement and the Offering. The Company and the Underwriters agree that they are each responsible for making their own independent judgments with respect to any such transactions, and that any opinions or views expressed by the Underwriters to the Company regarding such transactions, including but not limited to any opinions or views with respect to the price or market for the Company’s securities, do not constitute advice or recommendations to the Company. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any breach or alleged breach of any fiduciary or similar duty to the Company in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

20. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all such counterparts shall together constitute one and the same instrument. Delivery of a signed counterpart of this Agreement by facsimile or other electronic transmission shall constitute valid and sufficient delivery thereof.

21. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

22. Time is of the Essence. Time shall be of the essence of this Agreement. As used herein, the term “Business Day” shall mean any day other than a Saturday, Sunday, a legal holiday in the United States, any day on which any of the major U.S. stock exchanges are not open for business, or any other day on which commercial banks in New York, New York, are authorized or required by law to remain closed.

23. Limitation of Liability. Notwithstanding anything to the contrary contained in this Agreement, in no event shall the Underwriters, or any of their respective affiliates, directors, officers, employees or controlling persons (within the meaning of Section 15 of the Securities Act of 1933, as amended, or Section 20 of the Securities Exchange Act of 1934) be liable to the Company for any incidental, indirect, special or consequential damages (including lost profits) arising out of or in connection with this Agreement or the transactions contemplated hereby, whether or not any such person has been advised of the possibility of such damages, except to the extent such limitation is prohibited by applicable law.

Without limiting the foregoing, and except to the extent prohibited by applicable law, the aggregate liability of the Underwriters and their respective affiliates, directors, officers, employees and controlling persons shall not exceed the aggregate amount of underwriting discounts and fees actually paid to the Underwriters by the Company under this Agreement.

[Signature Page Follows]

If the foregoing correctly sets forth your understanding, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.

Very truly yours,

FG Holdings Limited

By:
	Name:	Kevin Wai Kei Ng
	Title:	Chief Executive Officer and Chairman of the Board

Confirmed as of the date first written above mentioned, on behalf of itself and as Representative of the several Underwriters named on Schedule A hereto:

D. Boral Capital LLC

By:
	Name:	Stephanie Hu
	Title:	Co-Head of Investment Banking

Confirmed as of the date first written above mentioned, on behalf of itself and as Co-Underwriter named on Schedule A hereto:

uSmart Capital, LLC

By:
	Name:	Michael Tang
	Title:	Deputy Head of Investment Banking

[Signature Page to Underwriting Agreement]

SCHEDULE A

Underwriters	Total Number of Firm Shares to be Purchased
D. Boral Capital LLC	[●]
uSmart Capital, LLC	[●]
Total	3,750,000

SCHEDULE B

Issuer Free Writing Prospectus(es)

●	Free writing prospectus dated May 8, 2025, filed pursuant to Rule 433 of the Securities Act of 1993, as amended.

●	Free writing prospectus dated June 16, 2025, filed pursuant to Rule 433 of the Securities Act of 1993, as amended.

SCHEDULE C

Pricing Information

Number of Firm Shares: 3,750,000 Class A Ordinary Shares

Public Offering Price per Firm Share: $4.00

Underwriting Discount per Firm Share: $0.28

Proceeds to Company per Firm Share (before expenses): $3.72

SCHEDULE D

Lock-Up Parties

Lock-Up Parties	Lock-up Period	Lock-up Shares	Relationship to the Company
Kevin Wai Kei Ng	180 days	5,520,000 Class A Ordinary Shares and 2,000,000 Class B Ordinary Shares	Director, Chairman of the Board, Chief Executive Officer
Wai Kan Leung	180 days	5,520,000 Class A Ordinary Shares and 2,000,000 Class B Ordinary Shares	Director, Chief Operating Officer
Jimmy Chun Ming Ho	180 days	360,000 Class A Ordinary Shares	Chief Financial Officer
Patrick Kwok Fai Lau	180 days	0	Independent Director Nominee
John Cheung-wah Lam	180 days	0	Independent Director Nominee
Ka Lee Lam	180 days	0	Independent Director Nominee
Bravo Brilliant Holdings Limited	180 days	1,740,000 Class A Ordinary Shares	5% or greater shareholder

SCHEDULE E

Subsidiaries

Name of Subsidiary	Jurisdiction of Incorporation
Fundergo Limited	Hong Kong
Fundermall Limited	Hong Kong
Richest View (HK) Limited	Hong Kong

ANNEX I

Form of Lock-Up Agreement